Exhibit 10.46

THIRD AMENDMENT TO AGREEMENT FOR

STRATEGIC ALLIANCE

This Third Amendment (the “Amendment”) to the Agreement for Strategic Alliance by and between Midas International Corporation, a Delaware corporation (“Midas”) and Magneti Marelli Services S.p.A., an entity organized under the laws of Italy (“MMS”), dated as of October 1, 1998, as amended (the “Agreement”), is entered into on September         , 2004 by and between Midas and MMS.

WHEREAS, Midas and MMS are parties to the Agreement and a License Agreement, dated October 30, 1998, as amended (the “License Agreement”); and

WHEREAS, Norauto S.A., an entity organized under the laws of France, (“Norauto”) and Magneti Marelli Holding S.p.A., an entity organized under the laws of Italy (“MMH”) have entered into a Share Purchase Agreement, dated as of July 29, 2004, whereby Norauto has purchased all the outstanding shares of MMS (the “Transaction”); and

WHEREAS, MMS and Midas, pursuant to Article IV, Section 7 of the Agreement, desire to amend the Agreement by entering into this Amendment.

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement or the License Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Article IV, Section 4 is hereby deleted in its entirety and replaced with the following:

“4. Right to Assign. The parties hereto agree that, except as provided below, MARELLI shall have no right to assign this Agreement, in whole or in part, including any rights and claims arising hereunder, without the consent of MIDAS, which consent shall not be unreasonably withheld, delayed or conditioned. Without limiting the generality of the foregoing, the parties hereto agree that any sale of fifty (50%) or more of the shares of MARELLI or any permitted affiliated or unaffiliated successor of MARELLI under this Agreement (including any additional future shares distributed by MARELLI or any securities received by MARELLI’s shareholders or MARELLI in exchange for the shares of MARELLI, including shares distributed from a legal successor of MARELLI) (collectively, the “MARELLI Shares”) by Norauto or any permitted affiliated or unaffiliated successor of Norauto to the MARELLI Shares, in a single transaction or series of related transactions, to a third party not owned or either directly or indirectly controlled by, or in common control with, Norauto or any permitted affiliated or unaffiliated successor of Norauto to the MARELLI Shares, shall constitute an “assignment” for purposes of this Article IV, Section 4. Subject to the foregoing, MARELLI shall have the right to assign this Agreement, in whole or in part, including any rights and claims arising hereunder, without relief of its obligations to any majority owned subsidiary of Norauto, and Midas hereby consents to such assignment.”

2. References. The parties agree that all references to “Fiat” or “Fiat SpA” contained in the Agreement, including without limitation, those references contained in Article II, Section 4; and Article II, Section 5.5, are respectively replaced by the reference to “Norauto S.A.”

3. Condition Precedent. This Amendment shall be effective upon the closing of the Transaction; provided, that this Amendment shall be null and void if the closing of the Transaction does not occur on or before December 31, 2004.

4. Other Terms. All other terms and conditions of the Agreement and of the License Agreement not expressly modified by this Amendment shall remain unchanged and continue in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

MIDAS INTERNATIONAL CORPORATION

By:	/s/ Alan D. Feldman
	Name:	Alan D. Feldman
	Title:	Pres. & CEO

MAGNETI MARELLI SERVICES S.P.A.

By:
Name:
Title: